SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         ANDEAN DEVELOPMENT CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  1)     Title of each class of securities to which transaction applies:

  2)     Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  4)     Proposed maximum aggregate value of transaction:

  5)     Total fee paid:

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:

    2)   Form, Schedule or Registration Statement No.:

    3)   Filing Party:

    4)   Date Filed:

                         ANDEAN DEVELOPMENT CORPORATION

                           1900 GLADES ROAD, SUITE 351
                            BOCA RATON, FLORIDA 33431

                             ----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 21, 1998

                             ----------------------


     The Annual Meeting of Shareholders (the "Annual Meeting") of Andean Development Corporation, a Florida corporation (the "Company"), will be held at 10:00 a.m., local time, on Monday, December 21, 1998 at the Hilton Hotel, 1870 Griffin Road, Dania, Florida 33004 for the following purposes:

     (1) To elect five members to the Company's Board of Directors to hold office until the Company's 1999 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

     (2) To ratify the appointment of Spear, Safer, Harmon & Co., P.A., as the Company's independent certified public accountants for the fiscal year ending December 31, 1998; and

     (3) To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on November 30, 1998, as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

                                              By Order of the Board of Directors

Boca Raton, Florida
December 4, 1998                              PEDRO P. ERRAZURIZ
                                              CHAIRMAN OF THE BOARD

THE BOARD OF DIRECTORS REQUESTS THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THE RETURN OF THE ENCLOSED PROXY CARD WILL NOT AFFECT YOUR RIGHT TO REVOKE YOUR PROXY OR TO VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING.

                         ANDEAN DEVELOPMENT CORPORATION
                           1900 Glades Road, Suite 351
                            Boca Raton, Florida 33431

                             ----------------------

                                 PROXY STATEMENT

                             ----------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Andean Development Corporation, a Florida corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.0001 per share (the "Common Stock"), for use at the 1998 Annual Meeting of Shareholders of the Company to be held at 10:00 a.m., local time, on Monday, December 21, 1998 at the Hilton Hotel, 1870 Griffin Road, Dania, Florida 33004 and at any adjournment thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting of Shareholders.

     The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is December 4, 1998, Shareholders should review the information provided herein in conjunction with the Company's Annual Report, which accompanies this Proxy Statement. The Company's principal executive offices within the United States are located at 1900 Glades Road, Suite 351, Boca Raton, Florida 33431, and its telephone number is (561) 416-8930.

                          INFORMATION CONCERNING PROXY

     The enclosed proxy is solicited on behalf of the Company's Board of Directors. Shareholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's executive office within the United States a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy will be borne by the Company. In addition to the use of the mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                             PURPOSE OF THE MEETING

     At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

     (1) To elect five members to the Company's Board of Directors to hold office until the Company's 1999 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

     (2) To ratify the appointment of Spear, Safer, Harmon & Co., P.A., as the Company's independent certified public accountants for the year ending December 31, 1998; and

     (3) To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (a) FOR the election of each of the five nominees for director named below, and (b) FOR the proposal to ratify the appointment of Spear, Safer, Harmon & Co., P.A., as the Company's independent certified public accountants. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shareholder's shares will be voted in accordance with the specification so made.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Board of Directors has set the close of business on November 30, 1998 as the record date (the "Record Date") for determining shareholders of the Company entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date there were 2,820,100 shares of Common Stock, $.0001 par value (the "Common Stock") issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting.

     The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding on the Record Date will constitute a quorum for purposes of the Annual Meeting. If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice. A plurality of the votes cast by holders of the Common Stock will be required for the election of directors. The appointment of Spear, Safer, Harmon & Co., P.A. as the Company's independent certified public accountants for the fiscal year ending December 31, 1998, will be approved if the number of shares of Common Stock voted in favor of ratification exceeds the number of shares voted against it. Any other matter properly brought before the Annual Meeting will be approved if the number of shares of Common Stock voted in favor of the matter exceeds the number of shares voted against, unless such matter is one for which a greater vote is required by law. Abstentions and broker non-votes will be counted as shares present at the Annual Meeting for purposes of determining a quorum. With respect to the outcome of any matter brought before the Annual Meeting (i) abstentions will be considered as shares present and entitled to vote at the Annual Meeting, but will not be counted as votes cast for or against any given matter and (ii) broker non-votes will not be considered shares present and entitled to vote. Because directors will be elected by a plurality of the votes cast and the Annual Meeting and the other matters to be acted upon at the Annual Meeting will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast against it, abstentions and broker non-votes will have no effect on the outcome of the proposals to be voted upon at the Annual Meeting.

     Prior to the Annual Meeting, the Company will select one or more inspectors of election for the Annual Meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the Annual Meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive, count, and tabulate ballots and votes, and determine the results thereof.

     A list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Company's principal executive office in the United States for a period of 10 days prior to the Annual Meeting, and at the Annual Meeting itself.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of November 30, 1998 by: (i) each person known to the Company to own beneficially more than five percent of the Common Stock; (ii) each director of the Company and nominee for election as a director; (iii) each executive officer named in the Summary Compensation Table; and (iv) all executive officers and directors as a group.

                                                                               AMOUNT AND
                                                                                NATURE OF         PERCENT
                                                                               BENEFICIAL           OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                         OWNERSHIP          CLASS
---------------------------------------                                         ---------          -----
Alberto Coddou(2)......................................................                0               0%
Pedro P. Errazuriz(3)(5)...............................................          900,100           31.92%
Sergio Jimenez.........................................................                0               0%
Claude Mermier(4)......................................................                0               0%
Jose Luis Yrarrazaval..................................................                0               0%
All directors and executive officers as a group
  (6 persons)..........................................................          900,100           31.92%
Igenor, Ingenierie et Gestion, S. A.(5)................................          900,000           31.91%
Errazuriz y Asociados Arquitectos, Limitada(6).........................          525,000           18.62%
Berta Dominguez(5)(7)..................................................          900,000           31.91%

----------
*Less than one percent.

(1) Unless otherwise indicated, the address of each beneficial owner is Avenida Americo Vespucio Sur #100, Piso 16, Las Condes Santiago, Chile.

(2)   Mr. Coddou's address is Santa Lucia 280-OF.12, Santiago, Chile.

(3) Includes 900,000 shares of Common Stock owned by Igenor, Ingenierie et Gestion, S.A., a Swiss corporation ("Igenor") of which Mr. Errazuriz owns 50% the outstanding capital stock. Also includes 100 shares of Common Stock owned directly by Mr. Errazuriz.

(4) Mr. Mermier owns a 0.25% interest in Igenor. Mr. Mermier's address is c/o Etude Montavan-Mermier, 22, rue Etienne Dumont, 1211 Geneve 3, Switzerland.

(5) The principal shareholders of Igenor are Pedro P. Errazuriz (50%), the Chairman of the Board of the Company; Mrs. Berta Dominguez (49.25%), the wife of Mr. Errazuriz; Mr. Pedro Pablo Errazuriz, a son of Mr. Errazuriz and his wife (0.25%); Mr. Claude Mermier (0.25%), a director of the Company; and Pierre Yves Montavon (0.25%), an unrelated third party. The address for this company is c/o Etude Montavan-Mermier, 22, rue Etienne Dumont, 1211 Geneve 3, Switzerland.

                                        3


(6) Errazuriz y Asociados Arquitectos, Limitada, is a Chilean limited partnership. The partners of this entity are Mrs. Berta Dominguez, which owns a 58% in interest, and the six children of Mr. Pedro P. Errazuriz and Mrs. Dominguez, who each owns a 7% interest and who are (i) Pedro Pablo Errazuriz Dominguez, (ii) Berta Errazuriz Dominguez, (iii) Magdalena Errazuriz Dominguez, (iv) Juan Andres Errazuriz Dominguez, (v) Felipe Errazuriz Dominguez, and (vi) Arturo Errazuriz Dominguez. The terms of the partnership agreement provide that any four partners, acting in concert, have the authority to manage the partnership, which includes the right to purchase and sell securities of other entities. The partners have appointed Pedro Pablo Errazuriz Dominguez as the General Manger of the partnership. In his capacity, Mr. Errazuriz Dominguez has the authority to take certain actions on behalf of the partnership, including, when acting together with one other partner, to purchase and sell securities of other entities.

(7) Consists of 900,000 shares of Common Stock owned by Igenor, of which Mrs. Dominguez owns 49.25% of the outstanding capital stock. Mrs. Dominguez is the wife of Mr. Pedro P. Errazuriz, the Company's Chairman of the Board.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     At the Annual Meeting, five directors are to be elected to hold office until the 1999 Annual Meeting of Shareholders and until their successors have been elected and qualified. The five nominees for election as directors are Pedro P. Errazuriz, Jose Luis Yrarrazaval, Alberto Coddou, Sergio Jimenez, and Claude Mermier. Each nominee is currently a member of the Board of Directors. Information concerning each of the nominees is set forth below. The persons named in the enclosed proxy card have advised that, unless otherwise directed on the proxy card, they intend to vote FOR the election of the nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, persons named in the enclosed proxy card may vote for a substitute nominee designated by the Board of Directors. The Company has no reason to believe the nominees named will be unable or unwilling to serve if elected.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES AS DIRECTORS TO SERVE UNTIL THE COMPANY'S 1999 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED.

DIRECTORS

                                                                                         DIRECTOR
NAME                                                                           AGE         SINCE
----                                                                           ---         -----
Pedro P. Errazuriz.....................................................        61          1994
Jose Luis Yrarrazaval..................................................        58          1995
Alberto Coddou.........................................................        59          1995
Sergio Jimenez.........................................................        62          1995
Claude Mermier.........................................................        62          1995

     PEDRO P. ERRAZURIZ has served as Chairman of the Board of Directors of the Company since October 1994. Until May 1998, Mr. Errazuriz served as the Company's Chief Executive Officer and President having held those positions since October 1994 and January 1995, respectively. He has also served as the President and the sole Director of Andean Export Corporation since February 1995, and a Director of Andean Engineering & Finance Company since its inception in July 1997. Mr. Errazuriz founded Ingenieria Norconsult Andina, the predecessor company of Igenor Andina, S. A. ("INA"), a wholly-owned subsidiary of the Company, in 1986 as a continuation of his activities in the sales of equipment, project management and procurement for electricity generation projects and has served as its President since its inception and through March 1995. In 1991, Mr. Errazuriz founded Errazuriz y Asociados Ingenieros, S. A. ("E&A"), a wholly-owned subsidiary of the Company, and served as its President since its inception through March 1995. Mr. Errazuriz also has served as Chairman of the Board of Kvaerner Chile S.A., a subsidiary of Kvaerner A.S., a Norwegian-based manufacturer of electrical and mechanical equipment since 1992 and, on behalf of the Company and/or its subsidiaries, as the exclusive agent for Kvaerner Turbin A.B. (Sweden) since 1994. Since 1986, Mr. Errazuriz has acted, on behalf of the Company and/or its subsidiaries, as an exclusive agent in Chile for Norconsult, an engineering and consulting company based in Oslo, Norway. Mr. Errazuriz received an engineering degree from the Catholic University of Chile in 1959.

     JOSE LUIS YRARRAZAVAL has been a member of the Board of Directors of the Company since March 1995 and served as Chief Financial Officer from March 1995 until January 1998, when he resigned to accept the position of Vice Chairman of the Board of the Company. He also has served as Executive Vice President and a Director of INA and E&A since March 1995. Between November 1993 and October 1997, Mr. Yrarrazaval served as the General Manager of both E&A and INA, which responsibilities included all financial matters and personnel management. From April 1988 through October 1993, Mr. Yrarrazaval served as the project manager for INA. From 1973 through 1988, Mr. Yrarrazaval was a partner and technical manager of a construction company involved in the construction of industrial plants, buildings, and housing developments. He also acted as supervisor in the construction of agro-industrial and cold storage plants. Mr. Yrarrazaval has a civil engineering and construction degree from the State Technical University in Santiago, Chile.

     ALBERTO CODDOU has served as a member of the Board of Directors of the Company since March 1995, and as a member of the Board of Directors of E&A since March 1995. Mr. Coddou has been a partner with the law firm of Figueroa & Coddou in Santiago, Chile since 1965. He has also been an Assistant Professor of Law at the University of Chile, School of Law from 1959 through 1982. In May 1995, Mr. Coddou was appointed Chairman of the Board and Legal Representative of Consorio Periodistico de Chile S.A., the owner and editor of a Chilean newspaper called La Epoca.

     SERGIO JIMENEZ has served on the Board of Directors of the Company since March 1995. Through June 1997 he was the President of the Santiago Water and Sewage Company ("EMOS"). In June 1995, Mr. Jimenez was appointed as a member of the Board of ENAP (Empresa Nacional del Petroleo), the Chilean oil company owned by the government. Mr. Jimenez served as President of Edelnor S.A. from March 1990 to March 1994. Edelnor, which generates and transmits electricity in the northern regions of Chile, was a subsidiary of CORFO, the holding company of Chilean state-owned companies before it was privatized in 1994. From 1990 through 1992, Mr. Jimenez was President and Chief Executive Officer of Metro S.A., also a subsidiary of CORFO, which operates the Santiago subway system. Mr. Jimenez is also a partner and Managing Director of Consultora Jimenez y Zanartu Limitada, which consults on engineering projects for segments of the Chilean government related to public works. Mr. Jimenez is a civil engineer, having received his degree from the University of Chile, in Santiago and has a post graduate degree in Project Evaluation from the University of Chile.

     CLAUDE MERMIER has served on the Board of Directors of the Company and as Chairman of the Board of INA since March 1995. Mr. Mermier has also served as Chairman of Igenor Ingenierie et Gestion, S.A., a principal shareholder of the Company, since its inception in March 1992. Since 1979, Mr. Mermier has been the President of Compagnie Financiere pour le Commerce Exterieur S.A., a Swiss company involved in property development throughout Europe.

EXECUTIVE OFFICERS

NAME                           AGE        POSITION
----                           ---        --------
Mauricio G. De la Barra         34        President and Chief Financial Officer

     MAURICIO G. DE LA BARRA has served as Chief Financial Officer of the Company since January 5, 1998. In May 1998 Mr. De la Barra also became President of the Company. Mr. De la Barra has served as the General Manager of E&A and INA since October 15, 1997, where his responsibilities include all financial matters and personnel management. Between March 1992 and August 1997, Mr. De la Barra was an executive with the Interamerican Development Bank (IDB) in charge of the development, financing and execution of infrastructure projects where he also integrated a team project that designed the framework and government regulation to increase the private investment in the infrastructure projects. Mr. De la Barra is a civil engineer, having received his degree from Universidad de Concepcion de Chile in 1987. He also has received a degree in Economic Evaluation of Projects from Catholic University of Chile in 1990 and his Master of Business Administration from the Loyola College University of Maryland in 1996.

DIRECTOR COMPENSATION

     Each non-employee director of the Company is paid a fee of $1,000 for each meeting of the Board of Directors attended. Directors are also reimbursed for travel and other expenses incurred in connection with their activities as directors of the Company.

MEETING OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Company has five committees: the Audit Committee, the Compensation and Investment Committee, the Nominating Committee, the Employee Stock Option Committee, and the Directors Stock Option Committee. The members of each of these Committees are Pedro P. Errazuriz, Alberto Coddou and Sergio Jimenez. Messrs. Coddou and Jimenez are non-employee directors.

     The principal functions of the Audit Committee are to recommend the annual appointment of the Company's independent auditors, to consult and review with the Company's auditors concerning the scope of the audit and the results of their examination, to review and approve any material accounting policy changes affecting the Company's operating results and to review the Company's internal control procedures. The Compensation and Investment Committee reviews and recommends compensation and benefits for the executives of the Company. The Nominating Committee seeks qualified persons to serve as members the Company's Board of Directors. The Employee Stock Option Committee and Director Stock Option Committee administer and interpret the Company's Stock Option Plan and Director Option Plan and are authorized to grant options pursuant to the terms of such plans.

     During the fiscal year ended December 31, 1997, the Company's Board of Directors held one meeting. All of the directors attended this meeting, except for Mr. Mermier. During the fiscal year ended December 31, 1997 none of the committees of the Board took any action. The functions of these committees were performed by the entire Board of Directors during fiscal year 1997.

                                  SECTION 16(A)
                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company directors and executive officers, and persons who own more than ten percent (10%) of the Company's outstanding Common Stock, file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by the Commission to furnish the Company with copies of all such reports they file.

     Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the year ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater then ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

     The following table sets forth information with respect to compensation paid by the Company to the Chief Executive Officer and each executive officer whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1997:

SUMMARY COMPENSATION TABLE

                                                                                OTHER ANNUAL
NAME AND PRINCIPAL POSITION                 YEAR      SALARY        BONUS       COMPENSATION
-----------------------------------         ----      ------        -----       ------------
Pedro P. Errazuriz(1)(2)                    1997     $178,130      $70,705       $20,000(3)
  President Chief Executive Officer         1996     $ 51,475      $96,000       $73,016(4)
  Chairman                                  1995     $ 97,801      $92,000       $79,104(5)

Jose L. Yrarrazaval (1)(2)(6)               1997     $ 75,040      $35,000       $17,000(7)
  Vice Chairman of the Board/               1996     $ 37,419      $35,000       $32,932(8)
  Treasurer/Secretary/Director              1995     $ 56,886      $30,000       $17,700(9)

Juan Phillips (1)(2)                        1997     $ 75,060      $15,000       $15,000(10)
  General Manager INGESIS & NYSA            1996     $ 34,608      $40,000       $31,488(11)
                                            1995     $ 48,000      $16,000           -0-

(1) Mr. Errazuriz resigned as President and Chief Executive Officer of the Company in May 1998. Prior to the Company's public offering in November 1996, payment of the compensation to the persons set forth above was apportioned among the following subsidiaries and affiliated companies as follows: Errazuriz y Asociados Ingenieros S.A. ("E&A") - 35%; Igenor Andina S.A. ("INA") - 25%; Electromecanica Osorno S.A. - 20%, a Chilean corporation currently owned by Errazuriz y Asociados Arquitectos Ltda. ("EAA") and by Igenor, Ingenierie et Gestion, S.A. ("Igenor"), each principal shareholders of the Company; and Proyectos y Equipos, S.A. a Chilean corporation owned by EAA, Igenor, and a family member of Mr. Pedro
      P. Errazuriz, the Chairman of the Board of the Company. See "Security Ownership of Certain Beneficial Owners and Management." The proportions established as compensation that were paid by the different companies were

                                        7


      arbitrarily determined, intended to minimize tax payments and to indicate the involvement of the Company's executives in all related companies. Ingenis Ingenieria y Sistemas S.A. (INGENIS) and NYSA Negociaciones y Servidumbres S.A. (NYSA) are indirect subsidiaries of the Company.

(2) The gross salary includes social security and retirement benefits. Social Security in Chile was established as a private system that requires all companies to retain 20% of the gross salaries of its employees which is used to pay both Administrators of Pension Funds Companies ("AFP") and Institutions of Provisional Health ("ISAPRE").

      The allocation of this 20% to each service is as follows:

          (a) 10% to the AFP: This amount is deposited in an individual interest-bearing account of each employee to cover their retirement. In Chile, the age of retirement is 60 years in case of women and 65 years for men.

          (b) 3% to the AFP: This amount covers any partial or permanent disability and, in the case of death, will provide a monthly amount to the deceased's spouse. The amount paid corresponds to 70% of an employee's average salary, based upon the last 10 years of the employee's life.

          Both items (a) and (b) are limited to approximately $1,700 per month.

          (c) 7% to the ISAPRE: This amount covers medical fees, hospitalization and clinical examinations, although in many instances it may be necessary to pay additional costs for health care.

      Chilean law requires the payment of one month salary for each year worked by the employee when he is dismissed. When the employee terminates his or her employment, no compensation is legally required.

(3)   This is allocated to an annual automobile allowance.

(4) Includes an annual allowance of $15,000 for automobile costs and maintenance; and annual housing/vacation allowance of $10,500, $7,200 for domestic employees; and $40,316, based upon a percentage of the profit of the Company. The profit percentage was based on approximately 3% of the total net profits of all related companies for 1996.

(5) Includes an annual allowance of $15,000 for automobile costs and maintenance; an annual housing/vacation allowance of $10,500; $7,200 for domestic employees; and $46,404, based upon a percentage of profit of the Company. This profit percentage was based on 2% of the total net profits of all related companies for 1995, calculated to Chilean accounting standards.

(6) On January 5, 1998 Mr. Yrarrazaval resigned his position as Chief Financial Officer of the Company.

(7)   This is allocated to an annual automobile allowance.

(8) Includes an annual allowance of $17,000 for automobile costs and expenses, and an annual housing and vacation allowance of $15,932.

(9)   This is allocated to an annual automobile allowance.

                                        8


(10)  This is allocated to an annual automobile allowance.

(11) Includes an annual allowance of $17,000 for automobile costs and expenses, and an annual housing and vacation allowance of $14,488.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Messrs. Pedro P. Errazuriz, Jose Luis Yrarrazaval and Juan Phillips. Each of these agreements remains in effect until such time as either party provides to the other 30-days advance notice of its desire to terminate the agreement. The agreements provide that the salaries and social security benefits will not be less than those for fiscal year 1995, and shall be determined by the Company's Board of Directors. Additionally, these individuals will also be entitled to a bonus, as determined by the Company's Board of Directors. Effective May 1998, Mr. Pedro P. Errazuriz resigned his positions as President and Chief Executive Officer of the Company and his employment contract with the Company was terminated. Additionally, on September 15, 1998 the Company entered into an employment agreement with Mr. Mauricio De la Barra, which remains in effect until such time as either party provides to the other 30-days advance notice of its desire to terminate the agreement. Mr. De la Barra's base salary is $60,000, plus an annual bonus of approximately $12,000. Mr. De la Barra is also entitled to social security benefits.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1995 the Company, through a wholly-owned subsidiary, acquired a 45% interest in Aguas y Ecologia, S.A. ("A&E"). The interest was acquired from an affiliate of the Company, Invdemco, which is a Chilean investment company. Immediately following the Company's initial public offering in November 1996, the Company purchased an additional 22.5% interest in A&E from shares held by Invdemco for $141,750. A&E owns a 10% equity interest in Biwater Aguas y Ecologia, S.A., which is engaged in design, construction and management of a waste water treatment facility in Antafagasta, Chile. The shareholders of Invdemco are (i) Mr. Pedro P. Errazuriz (50%), Chairman of the Board of the Company, (ii) Berta Dominguez, the wife of Mr. Errazuriz and Director and President of Errazuriz y Asociados Arquitectos, Limitada, one of the principal shareholders of the Company (45%); (iii) and Berta Errazuriz (5%), a daughter of Mr. Errazuriz and Mrs. Dominguez.

     In November 1996, the Company sold to Invdemco ("Invdemco") approximately
13.5 acres of land, including a house thereon (the "Property"), located in Southern Chile. Invdemco paid $606,031.50 (50% of the purchase price) of the Property in cash at closing, with the balance being paid in four annual installments of principal together with interest at the rate of 8-1/2% on the unpaid balance, commencing January 15, 1998.

     Errazuriz y Asociados Arquitectos, Limitada and Igenor, Ingenierie et Gestion, S.A., the principal shareholders of the Company, also own, in the aggregate, controlling interests in Proyectos y Equipos S.A. and Electromecanicas Osorno, S.A., two Chilean corporations located in Santiago, Chile. These companies specialize in the sale of air compressors and ventilators and related products and small electrical equipment, respectively. The Company, from time to time, intends to enter into agreements with these companies to perform certain services, based on competitive bids received from these companies.

     In May 1997, the Company loaned Mr. Errazuriz the principal sum of $200,000. This loan bears interest at an annual rate of 8% and the principal and all accrued interest thereunder is due and payable in full on July 31, 1999.

     The Company's Board of Directors is engaged in discussions to acquire approximately 65.49% of the outstanding common stock of Consonni U.S.A., Inc. ("Conusa") which is owned by Mr. Pedro Pablo Errazuriz, the Company's Chairman of the Board (the "Conusa Shares"). The Company owns 11.18% of the outstanding common stock of Conusa. Conusa is a holding company that owns the majority of the outstanding voting securities of two spanish corporations that market, manufacture, distribute and sell low, medium and high motor control centers used to regulate motors in industrial applications, and switchgears, an electrical product used in the electrical utilities and industrial applications. There can be no assurance that this transaction will be consummated. Among other things, it is subject to agreement between the Company and Mr. Errazuriz as to the purchase price and other terms for acquisition of the Conusa Shares, negotiation of an acquisition agreement acceptable to both parties, and completion of satisfactory due diligence and other investigations as the Company's Board of Directors deems necessary, the receipt of any required consents of third parties, and the ability of the Company to structure the acquisition in a manner that complies with applicable legal requirements. If all of the foregoing conditions to the consummation of the transaction are satisfied and the Board of Directors determines to proceed with this transaction, the Board of Directors will present the transaction to the Company's shareholders for their approval.

     Mr. Pedro P. Errazuriz was a member of the Board of Directors and had power of attorney for Kvaerner Chile S.A. and Kvaerner Turbin Aguas y Ecologia S.A., corporations that are clients of the Company and are each involved in the manufacturing and selling of electrical materials. Mr. Errazuriz has resigned from the Board of Directors of these entities and relinquished his power of attorney.

              PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed Spear, Safer, Harmon & Co., P.A., as the Company's independent certified public accountants for the fiscal year ending December 31, 1998. Although the Board is not required to do so, it is submitting its selection of the Company's independent certified public accountants for ratification at the Annual Meeting, in order to ascertain the views of its shareholders. The Board will not be bound by the vote of the shareholders; however, if the selection is not ratified, the Board would reconsider its selection. Representatives of Spear, Safer, Harmon & Co., P.A. are expected to be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF SPEAR, SAFER, HARMON & CO., P.A., AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                                  OTHER MATTERS

     The Board of Directors is not aware of any other matters to come before the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote said proxy in accordance with their judgment in such matters.

                  SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE
                  COMPANY'S NEXT ANNUAL MEETING OF SHAREHOLDERS

     Shareholder proposals intended to be presented at the Company's 1999 Annual Meeting of Shareholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company at its executive offices by February 8, 1999, for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                    AVAILABILITY OF FORM 10-KSB ANNUAL REPORT

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1997, INCLUDING THE EXHIBITS FILED THEREWITH WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST TO MAURICIO DE LA BARRA, PRESIDENT, ANDEAN DEVELOPMENT CORPORATION, AVENIDA AMERICO VESPUCIO SUR, #100, PISO 16, LAS CONDES, SANTIAGO, CHILE.

                                              By Order of the Board of Directors

December 4, 1998                              PEDRO PABLO ERRAZURIZ
                                              CHAIRMAN OF THE BOARD

                                      PROXY
                         ANDEAN DEVELOPMENT CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 21, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned shareholder hereby appoints Pedro P. Errazuriz and Mauricio De la Barra, or either of them, as proxy and attorney-in-fact, each with the power to appoint his substitute, on behalf and in the name of the undersigned to represent the undersigned at the Annual Meeting of Shareholders of ANDEAN DEVELOPMENT CORPORATION (the "Company") to be held on December 21, 1998 and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement and the Annual Report furnished herewith.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2. IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                           (CONTINUED ON REVERSE SIDE)

                           (CONTINUED FROM OTHER SIDE)

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
            FOR ALL OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2

1.       ELECTION OF DIRECTORS.

         [ ]  FOR ALL NOMINEES LISTED BELOW

         [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

         Nominees: Pedro P. Errazuriz, Jose Luis Yrarrazaval, Alberto Coddou, Sergio Jimenez, Claude Mermier

         INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:

         -----------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF SPEAR, SAFER, HARMON & CO., P. A., AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1998.

         [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

Date: _______________________________       ____________________________________
                                                         Signature

Date: _______________________________       ____________________________________
                                                         Signature

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.